UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 7, 2010

XTRA-GOLD RESOURCES CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-139037	91-1956240
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

360 Bay Street, Suite 301, Toronto, Ontario, Canada	M5H 2V6
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(416) 366-4227

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

Xtra-Gold Resources Corp. (“Xtra-Gold” or “the Company”) – “XTGR” (OTCBB – NASD) is pleased to announce that it plans to conduct a Regulatory S private placement for up to US$250,000. The Company is offering up to 250,000 units (the “Units”) at a price of US$1.00 per share comprised of one share in the common stock of the corporation (a “Share”) and half a common stock purchase warrant (a “Warrant”). Each Warrant will entitle the holder to acquire one share at a price of $1.50 per share. The warrants will be exercisable for a period of 18 months from the closing of the private placement.  However; if the stock closes at $2.50 or greater for 10 consecutive days (after 12 months from the closing), the company at its option can accelerate the exercise of the warrants.  The Company may pay brokerage commissions, finders’ fees and/or similar compensation of up to 10% of the gross purchase price received for the Units, and also includes broker warrants. Haywood Securities Inc has been engaged to do this non broker private placement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 7, 2010	XTRA-GOLD RESOURCES CORP.
(Registrant)

/s/	Paul Zyla

By:	Paul Zyla,
President